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                                                                   EXHIBIT 99(b)

[AVISTA CORP. LOGO]

                                                                    News Release

Contact:    Media:  Hugh Imhof (509) 495-4264 hugh.imhof@avistacorp.com
            Investors: Angela Teed (509) 495-2930 angela.teed@avistacorp.com

                                                          FOR IMMEDIATE RELEASE:
                                                          October 26, 2001
                                                          7:45 a.m. EDT

              AVISTA COMMUNICATIONS COMPLETES STRATEGIC TRANSACTION
     MINORITY SHAREHOLDERS TO ACQUIRE MONTANA, WYOMING AND DIAL-UP CUSTOMERS

SPOKANE, WASH.: Avista Corp. (NYSE:AVA) affiliate Avista Communications today announced that its minority shareholders will acquire ownership of Avista Communications' Montana and Cody, Wyo. markets, and dial-up Internet access customers in Spokane, Wash., and Coeur d'Alene, Idaho. Terms of the agreement were not disclosed.

        Avista Communications of Montana and Avista Communications of Wyoming are now part of a new parent company, One Eighty Communications, Inc., a facilities-based integrated communications provider (ICP). One Eighty Communications offers business customers telecommunications services delivered over high-speed broadband connections.

        The transaction is part of a previously announced strategy to refocus Avista Corp. activities on energy and energy-related businesses. Avista Communications will continue to deliver service for its remaining markets as it prepares for an orderly transition.

        Gregory D. Green, most recently Avista Communications' president and chief executive officer, has voluntarily resigned from Avista Communications and will assume the role of chairman and chief executive officer at One Eighty Communications.

        "We wish Greg, the employees and shareholders of One Eighty great success in continuing to deliver quality services to customers," said Gary G. Ely, board chairman, president and chief executive officer for Avista Corp.

        "It's been a tremendous opportunity, building this company from the ground up," said Green. "I'm grateful to have worked with such a dedicated team of employees and am extremely proud of what we have accomplished."

        Green originally formed One Eighty Communications, a competitive local exchange carrier in 1998. Avista Corp. acquired majority interest in early 1999, creating Avista Communications, Inc.

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PAGE TWO - AVISTA COMMUNICATIONS COMPLETES STRATEGIC TRANSACTION

ABOUT AVISTA CORP.

        Avista Corp. is an energy company involved in the production, transmission and distribution of energy as well as other energy-related businesses. Avista's affiliates include Avista Utilities, a company operating division that provides electric and natural gas service to customers in four western states. Non-regulated affiliates include Avista Advantage, Avista Labs and Avista Energy. Avista Corp.'s stock is traded under the ticker symbol "AVA" and its Internet address is www.avistacorp.com

        Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation. All other trademarks mentioned in this document are the property of their respective owners.

        This news release contains forward-looking statements regarding the company's current expectations. Forward-looking statements are all statements other than historical facts. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2000, and the Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001.

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